As filed with the Securities and Exchange Commission on September 6, 2023.
File No. 001-41783

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

Vestis Corporation
(Exact name of Registrant as specified in its charter)

Delaware	92-2573927
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

2400 Market Street, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip code)
(215) 238-3000
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered	Name of Each Exchange on Which Each Class Is to Be Registered
Common Stock	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

VESTIS CORPORATION
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.    Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation and Distribution,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.    Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2.    Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to the Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 3.    Properties.
The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.
Item 4.    Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.    Directors and Executive Officers.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.
Item 6.    Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Directors—Compensation Committee Interlocks and Insider Participation,” “Compensation Discussion and Analysis,” “Director Compensation” and “Vestis 2023 Stock Incentive Plan.” Those sections are incorporated herein by reference.
Item 7.    Certain Relationships and Related Transactions.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Litigation and Claims.” That section is incorporated herein by reference.
Item 9.    Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” “Capitalization” and “Description of Vestis Capital Stock.” Those sections are incorporated herein by reference.
Item 10.    Recent Sales of Unregistered Securities.
The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Vestis Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.
Item 11.    Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy” and “Description of Vestis Capital Stock.” Those sections are incorporated herein by reference.
Item 12.    Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Vestis Capital Stock—Limitation on Liability of Directors and Indemnification of Directors and Officers.” That section is incorporated herein by reference.
Item 13.    Financial Statements and Supplementary Data.
The information required by this item is contained under the section of the information statement entitled “Index to the Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.
Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
The information required by this item is contained under the section of the information statement entitled “Changes in Aramark Uniform Services’ Certifying Accountant.” That section is incorporated herein by reference.
Item 15.    Financial Statements and Exhibits.
(a)Financial Statements and Schedule
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Index to the Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b)Exhibits
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between Aramark and Vestis Corporation**
3.1	Form of Amended and Restated Certificate of Incorporation of Vestis Corporation**
3.2	Form of Amended and Restated Bylaws of Vestis Corporation**
10.1	Form of Transition Services Agreement by and between Aramark and Vestis Corporation**
10.2	Form of Tax Matters Agreement by and between Aramark and Vestis Corporation**
10.3	Form of Employee Matters Agreement by and between Aramark and Vestis Corporation**
10.4	Form of Vestis Corporation 2023 Stock Incentive Plan**
10.5	Form of Indemnification Agreement by and between Vestis Corporation and individual directors or officers**
10.6	Offer Letter, dated as of September 20, 2021, by and between Aramark and Kim Scott*
10.7	Agreement Relating to Employment and Post-Employment Competition, dated as of September 20, 2021, by and between Aramark and Kim Scott*
10.8	Offer Letter, dated as of February 22, 2022, by and between Aramark and Rick Dillon*
10.9	Agreement Relating to Employment and Post-Employment Competition, dated as of February 25, 2022, by and between Aramark and Rick Dillon*
10.10	Offer Letter, dated as of December 31, 2021, by and between Aramark and Timothy Donovan*
10.11	Agreement Relating to Employment and Post-Employment Competition, dated as of December 31, 2021, by and between Aramark and Timothy Donovan*
10.12	Offer Letter, dated as of December 22, 2022, by and between Aramark and Angela J. Kervin*
10.13	Agreement Relating to Employment and Post-Employment Competition, dated as of December 22, 2022, by and between Aramark and Angela J. Kervin*
10.14	Amendment to Agreement Relating to Employment and Post-Employment Competition, dated as of January 31, 2023, by and between Aramark and Angela J. Kervin*
10.15	Form of Director Letter*
10.16	Offer Letter, dated as of July 28, 2023, by and between Aramark and Christopher R. Synek**
10.17	Agreement Relating to Employment and Post-Employment Competition, dated as of August 30, 2023, by and between Aramark Services, Inc. and Christopher R. Synek**
16.1	Letter from RSM US LLP addressed to the Securities and Exchange Commission, dated March 17, 2023*
21.1	List of Subsidiaries of Vestis Corporation**
99.1	Information Statement of Vestis Corporation, preliminary and subject to completion, dated September 6, 2023**
99.2	Form of Notice of Internet Availability of Information Statement Materials**
___________________
*Previously filed.
**     Filed herewith.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VESTIS CORPORATION

By:	/s/ Thomas G. Ondrof
	Name:	Thomas G. Ondrof
	Title:	Chief Executive Officer and President
Date:  September 6, 2023